Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Domini Advisor Trust:

We consent to the use of our report, dated February 16, 2005, on the Statement of Assets and Liabilities of the Domini Social Equity Portfolio, a series of the
Domini Advisor Trust, as of February 4, 2005 included in Part B of the registration statement and to the reference to our firm under the heading
"INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the registration statement.

                                                /s/ KPMG LLP

Boston, Massachusetts
February 17, 2005